Exhibit 10.1

SUMMARY OF COMPENSATION ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS AND DIRECTORS

COMPENSATION ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS

         The three major components of the Company's executive officer compensation are (i) base salary, (ii) annual bonus and (iii) long-term, equity based incentive awards. Following is a description of the compensation arrangements that were approved by a majority of Independent Directors at the January 23, 2007, meeting of the Company's Board of Directors, Upon recommendation made by the Company's Executive/Compensation/Personnel Committee (the "Compensation Committee") for the Company's Chief Executive Officer and the other four most highly compensated executive officers in fiscal 2006 (the "Named Executive Officers").

Base Salary
On January 23, 2007, the Board of Directors approved the following base annual salaries, effective January 1, 2007, for the Named Executive Officers as set forth in the Company's 2006 Proxy Statement filed with the Securities and Exchange Commission on April 13, 2007:

James J. Byrnes         $        0
James W. Fulmer         $  253,000
Stephen S. Romaine      $  325,000
Francis M. Fetsko       $  200,000
Lawrence A. Updike      $  149,500

James J. Byrnes retired as Chief Executive Officer of the Company at the end of 2006.

Annual Bonus
Upon recommendation of the Compensation Committee, the Board of Directors approved on January 23, 2007, the following bonus payments for performance in fiscal 2006:

James J. Byrnes         $  151,680
James W. Fulmer         $   63,200
Stephen S. Romaine      $   40,000
Francis M. Fetsko       $   35,500
Lawrence A. Updike      $   26,000

The forgoing bonuses were paid during the first quarter of fiscal 2007. In determining the compensation (including annual cash bonuses) for the Company's Named Executive Officers, the Executive/Compensation Committee considers, a number of quantitative and qualitative performance factors to evaluate the performance of its Named Executive Officers. The performance factors considered included (i) the Company's net income as compared to the Company's internal targets; (ii) increases in earnings per share of the Company's common stock for the latest 12 months; (iii) the Company's return on assets, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group Percentile);
(iv) increases in the Company's stock price over 12 months; and (v) the Company's return on equity, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group percentile).

Other compensation
Named Executive Officers are also entitled to: (i) Company matching contributions on salary deferral pursuant to the Company's Investment and Stock Ownership Plan, (ii) amounts paid pursuant to the profit sharing portion of the Company's Investment and Stock Ownership Plan and the Company's Employee Stock Ownership Plan, (iii) taxable amounts of applicable life insurance premiums paid on the executive's behalf by the Company and (iv) certain perquisites, which include such items as car allowance and club dues.

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Stock Based Compensation
In addition to their base salaries, the Named Executive Officers are eligible to receive options granted pursuant to the Company's 2001 Stock Option Plan. On January 23, 2007, the Executive/Compensation Committee approved the following option grants under the 2001 Stock Option Plan to Named Executive Officers:

                       NUMBER OF SECURITIES
                        UNDERLYING OPTIONS    EXERCISE PRICE PER
                           GRANTED (#)              SHARE          EXPIRATION DATE
----------------------------------------------------------------------------------
Stephen S. Romaine            15,000               $ 43.51           1/18/2017

COMPENSATION ARRANGEMENTS FOR NON-EMPLOYEE DIRECTORS

Directors will receive a quarterly retainer fee of $1,750 for each fiscal quarter, including the first fiscal quarter, and $1,000 for each Board meeting attended. The Chairman will be paid an annual retainer of $50,000, in lieu of all meeting, Chair and committee fees. The Vice Chair will be paid an annual retainer of $24,000, in lieu of all meeting, Chair and committee fees. Each non-employee director will receive a meeting fee of $275 for each committee meeting attended (except Audit/Examining Committee). Members of the Audit/Examining Committee receive a meeting fee of $600 for each Audit/Examining Committee meeting attended. The Chair of the Audit/Examining Committee will be paid a fee of $2,500. In addition to director's fees, directors are eligible to receive options granted pursuant to the Company's 2001 Stock Option Plan.

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